Exhibit 15.1

Our ref

Direct tel

Email

Trip.com Group Limited

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

27 March 2023

Dear Sirs

Trip.com Group Limited (the “Company”)

We consent to the reference to our firm under the headings “Item 6. Directors, Senior Management and Employees — Enforceability of Civil Liabilities” and “Item 10. Additional Information — E. Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2022, which will be filed with the Securities and Exchange Commission in the month of March 2023 and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899, No. 333-230297 and No. 333-257784) that were filed on 17 June 2004, 3 August 2006, 17 October 2007, 22 June 2017, 15 March 2019 and 9 July 2021, respectively.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP